MORTGAGEIT HOLDINGS, INC. ANNOUNCES ISSUANCE OF $50 MILLION
OF TRUST PREFERRED SECURITIES

New York, N.Y., April 13, 2005 — MortgageIT Holdings, Inc. (NYSE: MHL), a residential mortgage company organized as a real estate investment trust (REIT), today announced that it has agreed to issue and sell through a trust subsidiary in a private placement $50 million of trust preferred securities (TPS) to a collateralized debt obligation pool vehicle, under Rule 144A of the Securities Act of 1933, as amended, in a transaction not otherwise registered thereunder. The floating rate TPS bear a variable interest rate of 375 basis points above 3-month LIBOR, paid quarterly, and will mature in 2035. They are redeemable at par after five years.

Proceeds from the TPS sale will be used to grow the Company's self-originated residential loan portfolio. The Company expects the sale of the TPS to be completed on or about April 15, 2005.

"This issuance represents a long-term source of capital that will allow us to fund ongoing growth of our mortgage portfolio in a way that is non-dilutive to our common stockholders," said Doug Naidus, the Company's Chairman and CEO. "Given the current market environment, we believe this financing is the most appropriate way to grow our portfolio and to enhance dividends to our stockholders."

The TPS have not been and will not be registered under the Securities Act of 1933, as amended, or applicable state securities laws, and unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the TPS.

About MortgageIT Holdings, Inc.

MortgageIT Holdings, Inc. (NYSE: MHL) was formed to act as the holding company of MortgageIT, Inc. (MortgageIT), its wholly owned residential mortgage lending subsidiary. MortgageIT is a full-service residential mortgage banking company that is licensed to originate loans throughout the United States. MortgageIT originates single-family residential mortgage loans of all types, with particular focus on prime adjustable-rate (ARM) and fixed-rate, first-lien residential mortgage loans. MortgageIT Holdings is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes. MortgageIT is organized and operates as MortgageIT Holdings' taxable REIT subsidiary.

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our ability to fund a fully-leveraged, self-originated loan portfolio, our anticipated loan funding volume and our ability to pay dividends. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. MortgageIT Holdings can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from MortgageIT Holdings' expectations include, but are not limited to, MortgageIT's continued ability to originate new loans, including loans that we deem suitable for our securitization portfolio; changes in the capital markets, including changes in interest rates and/or credit spreads; and other risks detailed in MortgageIT Holdings' Annual Report on Form 10-K that was filed with the Securities and Exchange Commission (SEC) on March 31, 2005 and from time to time in MortgageIT Holdings' other SEC Reports. Such forward-looking statements speak only as of the date of this press release. MortgageIT Holdings expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

For additional information contact:

Investors
Sean McGrath
MortgageIT Holdings, Inc.
646-346-8700

Media
Ted J. Stacer
MortgageIT Holdings, Inc.
212-651-7653

Joe LoBello
Brainerd Communicators, Inc.
212-986-6667